Exhibit 99.1

COMBIMATRIX NAMES MARK MCDONOUGH CHIEF COMMERCIAL OFFICER

Experienced Sales Executive, Commercial Strategist

IRVINE, California, August 23, 2012 (GLOBE NEWSWIRE) — CombiMatrix Corporation (NASDAQ: CBMX), a molecular diagnostics company performing DNA-based testing services for cancer and developmental disorders, today announced that veteran sales and diagnostic executive Mark McDonough has been named Chief Commercial Officer, effective immediately.  McDonough, 43, will report directly to CombiMatrix CEO R. Judd Jessup.

McDonough, a resident of San Diego, has more than 20 years of sales experience and business development with a specialty in diagnostics. He has experience working in a variety of business environments, including start-ups, emerging companies, and large Fortune 500 companies including EMC and Lab Corp.

“Mark has shown that he can build and lead a sales team, and craft a successful commercial strategy, which is critical as we continue to take advantage of the positive momentum we have built in our pre-natal and pediatric businesses,” Jessup said. “2012 has ushered in important clinical and commercial catalysts that have led CombiMatrix to shift its focus, and we are now redeploying our selling organization squarely on the developmental markets, where we believe we have a greater opportunity for growth.”

Jessup concluded. “We believe we have already made solid progress in redeploying our resources in the past few months as we seek to take advantage of our unique position in the developmental segment. Mark’s leadership will be instrumental in helping us further optimize the organization and approach as we move those efforts forward. We are very pleased to have an executive of Mark’s caliber join our team.”

McDonough was most recently Vice President, Sales, Customer Service and Training at Redwood City, CA-based Pathwork Diagnostics, a position he held since 2008. He demonstrated the ability to grow sales each year, served on the executive steering committee and was actively involved in all strategic commercial initiatives. Prior to that, from 2002-2008, McDonough worked for Irvine, CA-based USLabs/Dianon (when USLabs was acquired by LabCorp) and ultimately became Vice President of Sales. During his time there, he led a 56-member sales team, led various sales and marketing initiatives and helped drive a turnaround effort during a management overhaul.

McDonough received a Bachelor’s Degree in Finance from Miami University-Ohio.

About CombiMatrix Corporation

CombiMatrix Corporation, through its wholly owned subsidiary, CombiMatrix Molecular Diagnostics, Inc. (CMDX), is a molecular diagnostics laboratory which offers DNA-based testing services to the prenatal, pediatric and oncology markets.  The Company performs genetic testing utilizing Microarray, FISH, PCR and G-Band Chromosome Analysis.  CMDX offers prenatal and pediatric testing services for the detection of abnormalities of genes at the DNA level beyond what can be identified through traditional technologies.  CMDX was also the first commercial clinical laboratory in the United States to make comprehensive DNA-based genomic analysis of solid tumors, including breast, colon, lung, prostate and brain tumors, available to oncology patients and medical professionals.  Additional information about CMDX is available at www.cmdiagnostics.com or by calling 1-800-710-0624.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations, speak only as of the date hereof and are subject to change.  All statements, other than statements of historical fact included in this press release, are forward-looking statements.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future business, operational and strategic plans, momentum of our pre-natal and pediatric businesses, test menu expansion, services and reports development and attracting greater prenatal genetic screening business.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  The risks and uncertainties referred to above include, but are not limited to:  our ability to successfully expand the base of our customers and strategic partners, add to the menu of our diagnostic tests in both of our primary markets, develop and introduce new tests and related reports, optimize the reimbursements received for our testing services, and increase operating margins by improving overall productivity and expanding sales volumes; our ability to successfully accelerate sales, steadily increase the size of our customer rosters in both developmental medicine and oncology; lack of growth in the developmental markets; our ability to attract and retain a qualified sales force; rapid technological change in our markets; changes in demand for our future products; the ability of microarray technology to become the standard of care; legislative, regulatory and competitive developments; general economic conditions; and various other factors.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Company Contact:	Investor Relations Contact:
R. Judd Jessup	Matthew H. Clawson
President & CEO, CombiMatrix Corporation	Partner, Allen & Caron, Inc.
Tel (949) 753-0624	Tel (949) 474-4300
matt@allencaron.com